UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2026

West Enclave Merger Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-43259	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

C. Calderon de la Barca 22 Ciudad de Mexico, Mexico		11540
(Address of principal executive offices)		(Zip Code)

(305) 354-0128 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share and one Right	WENC U	The New York Stock Exchange LLC
Ordinary shares, par value $0.0001 per share	WENC	The New York Stock Exchange LLC
Rights, each Right to acquire one-tenth (1/10) of one Ordinary Share	WENC RT	The New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On May 1, 2026, West Enclave Merger Corp., a Cayman Islands exempted company (the “Company”), consummated its initial public offering (the “Offering”) of 10,000,000 units (the “Units”). Each Unit consists of one ordinary share, par value $0.0001 per share (the “Ordinary Shares”), and one right (each, a “Right”) entitling the holder thereof to receive one-tenth of one Ordinary Share upon the completion of an initial business combination, pursuant to the Company’s registration statements on Form S-1 (File No. 333-294139). The Units were sold at an offering price of $10.00 per unit, generating gross proceeds of $100,000,000. The underwriters have been granted a 45-day option to purchase up to an additional 1,500,000 units at the initial public offering price to cover over-allotments, if any.

As previously reported on a Current Report on Form 8-K of the Company, on May 1, 2026, simultaneously with the consummation of the Offering, the Company completed a private placement of an aggregate of 425,000 units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit, generating gross proceeds of $4,250,000 (the “Private Placement”).

A total of $101,000,000 of the net proceeds from the Offering and the Private Placement was placed in a trust account established for the benefit of the Company’s public shareholders. An audited balance sheet as of May 1, 2026 reflecting receipt of the proceeds upon consummation of the Offering and the Private Placement has been issued by the Company and is filed as Exhibit 99.1 to this Current Report on Form 8-K

On May 4, 2026, the underwriters of the Company, notified the Company of their exercise of the over-allotment option in full and purchased 1,500,000 additional units at $10.00 per unit upon the closing of the over-allotment option, generating gross proceeds of $15,000,000. The over-allotment option closed on May 6, 2026 simultaneously with a private placement of $412,500.

On May 6, 2026, the Company published a press release to report the closing of the over-allotment option. The press release is furnished with this report as Exhibit 99.2.

On May 8, 2026, the Company issued a press release, a copy of which is furnished with this report as Exhibit 99.3, announcing that the holders of the Company’s Units may elect to separately trade the Ordinary Shares and Rights included in the Units commencing on May 13, 2026. Those Units that are not separated will continue to trade on The New York Stock Exchange (the “NYSE”) under the symbol “WENC U” and the ordinary shares and rights that are separated will trade on the NYSE under the symbols “WENC” and “WENC RT,” respectively. Each holder of Units will need to have its broker contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the holder’s Units into ordinary shares and rights.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Audited Balance Sheet as of May 1, 2026.

99.2	Press Release of West Enclave Merger Corp., dated May 6, 2026.

99.3	Press Release of West Enclave Merger Corp., dated May 8, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST ENCLAVE MERGER CORP.

By:	/s/ Emilio Mahuad Quijano
Name: Emilio Mahuad Quijano Title: Co-Chief Executive Officer

Date: May 12, 2026